                                                                      EXHIBIT 12
STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                               Year Ended                         Six Months Ended
                                                                              December 31                             June 30

                                                                1992       1993      1994       1995            1995        1996
                                                            ----------------------------------------------  ------------------------
                                                                                (In thousands, except ratios)
Pretax income (loss) from continuing operations               $ (23)     $(894)    $33,581     $107,826      $41,437      $ 1,845
Interest                                                          -        112       2,388        6,579        3,086        8,624
Interest portion of rental expense                                -         45       1,575        4,172        1,620        2,736
                                                            ----------------------------------------------  ------------------------
     Earnings                                                 $ (23)     $(737)    $37,544     $118,577      $46,143      $13,205
                                                            ==============================================  ========================

Interest                                                      $   -      $ 112     $ 2,388     $  6,579      $ 3,086      $ 8,624
Interest portion of rental expense                                -         45       1,575        4,172        1,620        2,736
                                                            ----------------------------------------------  ------------------------
     Fixed Changes                                            $   -      $ 157     $ 3,973     $ 10,751      $ 4,706      $11,360
                                                            ==============================================  ========================

     Ratio of Earnings to Fixed Charges                           -(1)       -(1)      9.5x        11.0x         9.8x         1.2x
                                                            ==============================================  ========================

(1) For the years ended December 31, 1992 and 1993, the Company's earning were insufficient to cover fixed charges by $23,000 and $894,000 respectively.